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                                  EXHIBIT 11.1

                          NATIONAL HOME CENTERS, INC.


                    Computation of Earnings (Loss) Per Share

                  Years ended January 31, 2001, 2000 and 1999



                                                                    Year Ended January 31
                                              -----------------------------------------------------------------
                                                          2001                  2000                 1999
                                                    ----------            ----------          -----------

Net earnings (loss)                                 $  225,840            $1,115,381          $(2,959,443)
                                                    ----------            ----------          -----------

Weighted average number of common
      shares outstanding                             7,142,251             7,142,251            7,142,251
                                                    ==========            ==========          ===========

Earnings (loss) per share                           $     0.03            $     0.16          $     (0.41)
                                                    ==========            ==========          ===========